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                                                                     Exhibit 8.1


                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th and Cherry Streets
                        Philadelphia, Pennsylvania 19103


April 20, 2001


Pegasus Satellite Communications, Inc.
c/o Pegasus Communications Management Company
225 City Line Avenue
Suite 200
Bala Cynwyd, Pennsylvania 19004


Ladies and Gentlemen:

         As counsel to Pegasus Satellite Communications, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation and filing of the Company's Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended ("the Securities Act"), relating to $193,100,000 in principal amount at maturity of the Company's 13-1/2% Senior Subordinated Discount Notes due 2007 to be issued by the Company in exchange for $193,100,000 in principal amount at maturity of Golden Sky DBS, Inc.'s 13-1/2% Series A Senior Discount Notes due 2007 and $195,000,000 in principal amount of the Company's 12-3/8% Senior Notes Due 2006 to be issued by the Company in exchange for $195,000,000 in principal amount of Golden Sky Systems, Inc.'s 12-3/8% Series A and B Senior Subordinated Notes due 2006.

         In our opinion, the statements in the Prospectus contained in the Registration Statement (the "Prospectus") under the captions certain "Federal Income Tax Considerations" and "Legal Matters," to the extent they constitute matters of law or legal conclusions, are accurate in all material respects.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the captions "Certain Federal Income Tax Considerations" and "Legal Matters" in the Prospectus. By so doing, we do not concede that we come within the category of persons under Section 7 of the Securities Act or under the rules and regulations of the SEC issued thereunder.


                                     Very truly yours,

                                     /s/ DRINKER BIDDLE & REATH LLP
                                     DRINKER BIDDLE & REATH LLP